Form C

Cover Page

Name of issuer:

Tampon Tribe

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 8/15/2016

Physical address of issuer:

201 Bicknell Ave, Suite 218
Santa Monica CA 90405

Website of issuer:

http://tampontribe.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

20,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $20,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$20,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

4/21/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$4,048.00	$0.00
Cash & Cash Equivalents:	$4,048.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$865.00	$0.00
Cost of Goods Sold:	$36.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($4,048.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Tampon Tribe

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jennifer Eden	CEO	Tampon Tribe	2016
Gabriela Alves	COO	Tampon Tribe	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jennifer Eden	CEO	2016
Jennifer Eden	President	2016
Gabriela Alves	COO	2016
Gabriela Alves	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Gabriela Alves	6M commmon	50.0
Jennifer Eden	6M common	50.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Early Stage Company; Limited Operating History. The Company is an early stage company incorporated on August 15, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

Operating Losses Since Formation; No Assurance of Profitability. The Company has had operating losses since formation and may incur further losses. To be successful, the Company must, among other things, develop and market products that are widely accepted by consumers and generate sales revenue that will yield a profit. The Company is in the preliminary stages of executing its business model. There can be no assurance that the Company will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis in the future.

Uncertain Future Financial Results. The Company's results of operations may vary from period to period because of a variety of factors, including its research and development costs, introduction of new products, cost increases for raw materials and manufacturing, production interruptions, the availability of raw materials, changes in manufacturing, marketing and sales expenditures, consumer adoption of the product, competitive pressures, the interest in the Company and general economic and industry conditions that affect customer demand and preferences. As with any relatively new business enterprise operating in a specialized and competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing, promotional, development and manufacturing expenses, negative publicity, competition and product liability. Many of the risks may be unforeseeable or beyond the Company's control. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or generate sufficient interest in the Company's products, or that the Company will be able to market and sell enough product to generate sufficient revenues to continue as a going concern.

Broad Discretion on Use of Funds. The Company's management, subject to the supervisory powers of the Board of Directors, has absolute discretion to spend the proceeds of this offering for any general corporate purpose, including but not limited to providing a salary to corporate officers and the repayment of certain authorized shareholder loans to the Company. The Company's management is committed to the long-term growth of the business and, thus, cannot assure you that the proceeds will yield any return in the short or immediate term, if at all.

No Assurance Financing Will Eliminate Need For Future Cash Requirements. The Company will continue its research and development activities for its initial product and begin its production operations which require capital. There is no certainty that the initial financing will be sufficient to establish that the initial product line is viable, in which case additional development financing will be required. After successful development of the initial product, the Company expects that it will need at least $1.5 million in additional capital to grow and expand the business successfully, with additional inventory and distribution reach. If the Company is successful, the Company will certainly have to obtain further additional capital beyond the foregoing to expand inventory and distribution reach. As such, it is absolutely certain that the Company will need additional financing. The ability of the Company to secure future capital will depend on many factors, including continued progress in product success, the cost of manufacturing and production, market requirements, advertising costs and fluctuations in raw material prices. The Company does not know whether additional financing will be available when needed, or whether it can be obtained on terms favorable to the Company or its existing investors - particularly in light of current economic conditions, the availability of credit, and other sources of capital. The Company may raise any necessary funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent the Company raises additional capital by issuing equity securities, the Company's members will experience dilution. If the Company raises funds through debt financings, they may become subject to restrictive covenants. To the extent that the Company raises additional funds through collaboration and product licensing arrangements, the Company may be required to relinquish some rights to the Company's proprietary information or product trade secrets and protected intellectual property, or grant licenses on terms that are not favorable to the Company. If adequate funds are not

available, the Company may be required to delay, scale-back or eliminate their research and development programs or obtain funds through collaborative partners or others that may require the Company to relinquish rights to certain of the Company's potential product offerings that they would not otherwise relinquish. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

Possible Loss Of Entire Investment In The Event Of Dissolution And Liquidation. In the event of the Company's dissolution, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to Investors only after satisfaction of claims of the Company's secured creditors, if any. The ability of an Investor to recover any portion of such Investor's investment will depend on the amount of funds realized and the claims to be satisfied therefrom. There can be no guarantee that Investors will receive all, or any portion, of their investment back in the event of a liquidation and dissolution of the Company.

Commercial Viability. The Company's product line is new and is undergoing refinement and testing. When placed into the marketplace, the product line may not appeal to consumers' tastes, receive positive consumer reception or be commercially successful. Should any mishap occur in connection with the product, its components, its efficacy or its safety, the Company may be unable to provide its product or may have to significantly alter its makeup and its reputation in the marketplace could be harmed or the product may need to be pulled from the marketplace.

Single Product Line. The Company plans to use all investment proceeds on the development of a single product line. Success from a single product line may cause the investment to be highly speculative. Should failure of the brand occur, the Company may fail and further financing may not be obtained and you may lose your entire investment.

Limited Intellectual Property. The Company's business plan entails using innovative packaging and e-commerce technology to make an already existing product available to consumers in a more convenient and affordable manner. The Company does not own the intellectual property related to the underlying product, nor does it have exclusive rights to resell that product. Should a competitor decide to resell the same product and replicate the Company's packaging and/or e-commerce strategy, the Company may find it difficult to compete given its early-stage and limited capital.

Social Impact Focus. The Company is a mission driven business that is focused on providing a product that is both safe and environmentally-friendly. As a result, the Company may make decisions based on considerations other than strictly maximizing short-term profit and may initially result in high product costs. Additionally, the Company is committed to donating up to 8% of its net profit to non-profits. These decisions will likely reduce the amount of revenue available to the Company to operate and grow, and ultimately to return to investors, which may further increase the riskiness of the investment and potential loss of any investment.

Competition. No assurances can be given that the Company will be able to compete successfully with other companies that offer similar or competitively positioned products or potential substitutes. Many of these potential competitors are significantly better financed than the Company and have access to significantly greater resources. Initially, we will be unable to compete initially based on brand recognition and will have to compete based on taste, price, quality, product ingenuity, distribution, marketing, promotion and the ability to identify and satisfy consumer preferences.

Reliance on Consumer Preferences. We are a consumer products company that operates in the highly competitive consumer health products industry. Our success depends on our ability to anticipate and respond to shifts in consumer trends, including increased demand for products that meet the needs of consumers who are increasingly concerned with health and wellness, our product quality, our ability to develop products that are responsive to consumer preferences and our ability to respond to product and pricing pressures. Consumer preferences may shift due to a variety of factors, including the aging of the general population, consumer concerns regarding the health effects of certain materials. There is no guarantee that the Company's products will successfully anticipate future consumer preferences or be able to adapt to changing consumer preferences. Our success is also dependent on our product innovation, including maintaining a robust pipeline of new products, and the effectiveness of our product packaging, advertising campaigns and marketing programs, including our ability to successfully adapt to a rapidly changing media environment, such as through use of social media and online advertising campaigns and marketing programs. There can be no assurance as to our ability to develop and launch successful products or to effectively execute advertising campaigns and marketing programs that resonate with and appeal to consumers. Both the launch of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. Our failure to make the right strategic investments to drive innovation or successfully launch our products or variants of established products could decrease demand for our products by negatively affecting consumer perception, as well as result in inventory write-offs and other costs.

Strategic/Celebrity Endorsement. No assurance can be given that the Company will be able to secure endorsement, investment, or other support from any celebrity or other strategic party.

Reliance on Third Party Supplier, Manufacturer & Retailers. The success of the Company depends, in part, on establishing and maintaining a strong relationship with its suppliers, manufacturer, and retailers, each of which will be an independent third party company. The Company has not entered into a contract that mandates or ensures the performance of any of these companies. If the Company were required to obtain additional or alternative arrangements in the future, the Company can provide no assurance that the Company would be able to do so on satisfactory terms or in a timely manner, or that the products or services would meet the same standards. The Company's inability to enter into satisfactory agreements could limit the Company's ability to implement its business plan, meet customer demand, or manufacture product according to previously expected timetables.

Integrity of Raw Materials. The Company does not manufacture or produce its raw materials. As a result, it cannot ensure that each component or material will meet the quality expectations required. Any issue with the raw materials may result in delays in production, higher costs, redesign of the product, or ultimately necessitate that the company obtaining an alternative supplier on possibly less favorable terms.

Increased Costs and Shortages of Raw Materials. The Company and those companies in the consumer health products industry use various raw materials and other supplies in our business. Raw materials, components and packaging materials are subject to increases in price attributable to a number of factors, including changes in crop size, federal and state agricultural programs, export demand, currency exchange rates, energy and fuel costs, weather conditions during the growing and harvesting seasons, insects, plant diseases and fungi, and glass, metal and plastic prices. Fluctuations in commodity prices can lead to retail price volatility and intensive price competition, and can influence consumer and trade buying patterns. Some of these raw materials and supplies may be sourced internationally and some may be available from a limited number of suppliers. The Company is exposed to the market risks arising from adverse changes in commodity prices, affecting the cost of our raw materials and energy. The Company purchases these materials and energy in the open market. If commodity price changes result in unexpected increases in raw materials and energy costs, the Company may not be able to increase our prices to offset these increased costs without suffering reduced volume, revenue and operating results, any or all of which may affect the ability of the Company to continue operations.

Changes In The Legal And Regulatory Environment. The conduct of the Company's businesses, including the production, distribution, sale, advertising, marketing, labeling, safety, transportation and use of our products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as potentially in the future, to laws and regulations administered by government entities and agencies outside the United States in markets in which we contemplate our products may be made, manufactured or sold, including in emerging and developing markets where legal and regulatory systems may be less developed. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of political, economic or social events. Such changes may include changes in: drug and health laws; laws related to product labeling, advertising and marketing practices; laws regarding the import of materials used in our products; laws regarding the export of our products; laws and programs aimed at reducing materials present in our product; increased regulatory scrutiny of, and increased litigation involving, product claims and concerns regarding the effects on health of materials in, or attributes of, certain of our product; state consumer protection laws; taxation requirements, including taxes that would increase the cost of our products to consumers; competition laws; privacy laws; laws regulating the price we may charge for our products; laws regulating access to and use of water or utilities; and environmental laws, including laws relating to the regulation of water rights and treatment. New laws, regulations or governmental policy and their related interpretations, or changes in any of the foregoing, may alter the environment in which we do business and, therefore, may impact the Company's results or increase our costs or liabilities to the point that the Company is no longer viable.

Recall on Products. The sale of health products for human use involves the risk of injury to consumers. Such injuries may result from mislabeling, tampering by unauthorized third parties or product contamination, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during the growing, manufacturing, storage, handling or transportation phases of production. Under certain circumstances, the Company may be required to recall products, leading to a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. Even if a situation does not necessitate a recall, product liability claims might be asserted against the Company. Any recall could significantly affect our brand equity, consumer demand, our reputation and our ability to function as a going concern.

Restrictions On Transferability: No Public Or Other Market for Securities. Prospective Investors should be fully aware of the long-term nature of their investment in the Company. The Securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption under the provisions of the Securities Act, which depends, in part, upon the investment intent of the Investors. All persons acquiring Securities will be required to represent that they are purchasing such Securities for their own accounts for investment only, and without a view to resale or distribution thereof. No assurances can be given that the offering currently qualifies or will continue to qualify under one or more such exemptions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings conducted by the Company or any affiliated entity in the past or in the future, or retroactive changes of any securities law or regulation. If, and to the extent, claims or suits for rescission are brought and successfully concluded for failure to register this offering or other offerings under the Act or for acts or omissions constituting offenses under the Securities Exchange Act of 1934, or applicable state securities laws, the Company could be adversely affected, thus jeopardizing the ability of the Company to operate successfully. Further, the time and capital of the stockholders, officers and Director of the Company, and the Investors could be adversely affected by the Company's need to defend any action by enforcement authorities of the Securities and Exchange Commission or the securities agency of a particular state, even if the Company is ultimately exonerated.

The Securities are not registered under the Securities Act, and may not be resold unless they are subsequently registered under the Securities Act or an exemption from registration is available. Similarly, the Securities are not qualified under any applicable state securities laws, and they may not be resold unless they are subsequently qualified under the securities laws or an exemption from qualification is available. The Securities may be issued in various states under similar exemption provisions. Securities sold pursuant to the exemptions from registration are subject to transfer restrictions imposed by such laws. Investors have no right to require registration under any agreement with the Company, the Securities Act or qualification under the securities laws. In addition, any sale, transfer, encumbrance or other disposition of Securities must be consistent with applicable "Blue Sky" or similar state securities laws. Further, no public or other market for the Securities being offered for sale by the Company exists, nor is such market likely to develop. Because of the requirement that a transfer of Securities be made pursuant to registration or qualification, or pursuant to an exemption under the Securities Act, applicable state securities laws, Investors may not be able to liquidate their investment in the event of an emergency or for any other reason. Accordingly, an Investor will need to bear the economic risk of his/her/its investment for an indefinite period. Because of the absence of a public market for the Securities, the Securities may not be readily acceptable as collateral for loans. Consequently, Investors may not be able to borrow against or liquidate their investment in the event of an emergency. Moreover, should an Investor dispose of his/her/its Securities he/she/it would realize taxable income to the extent that his/her/its pro rata share (for tax purposes) of consideration he/she/it receives upon such disposition, exceeds his/her/its tax basis. At the same time, he/she/it may not receive sufficient cash to pay such taxes.

No Payment Of Interest Or Principal. The Company currently intends to retain any future earnings and does not expect to make any distributions in the foreseeable future. The Securities provide for no repayment of principal or interest amounts until the Maturity Date (as defined in the Purchase Agreement). Investors who anticipate the need for distributions from their investment in the Company should not purchase the Securities offered hereby.

Concentration Of Control. Jennifer Eden, the Company's co-founder and CEO, and Gabriela Alves, the Company's co-founder and President, each currently own equivalent equity ownership in the Company, which collectively aggregates approximately 80% of the Company's outstanding equity. The co-founders are currently the Company's sole members of its Board of Directors, and therefore have significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors' ability to influence Company matters.

Dependence On Key Personnel. The Company is dependent upon the continued services of its co-founders, Jennifer Eden and Gabriela Alves as well as reliance on the ability to attract other key personnel. The inability to attract, or loss of, key personnel could have a material, adverse affect on the Company. The Company believes that its future success will depend significantly upon its ability to attract, motivate and retain additional highly skilled managerial, operational, technical, professional, and sales and marketing personnel, all of which places significant demand on the Company's resources. Competition for such personnel may be intense and there can be no assurances that we will be successful in attracting, assimilating and retaining the personnel required to expand its operations.

Protection of Intellectual Property Rights. The Company possesses intellectual property rights that are important to its business. These intellectual property rights include product design, trademarks, copyrights, business processes and other trade secrets which are important to our business and relate to our products, their packaging and the processes for their production. If competitors or third-parties infringe on these rights, the Company may have to incur significant expense in protecting the Company's intellectual property rights through a combination of trademark, copyright, and trade secret laws, third-party assignment and nondisclosure agreements and monitoring of third-party misuses of our intellectual property. The Company is currently pursuing full patent and copyright protection. If the Company fails to obtain or adequately protect our product design, trademarks, copyrights, patents, business processes and other trade secrets, or if there is a change in law that limits or removes the current legal protections of our intellectual property, the value of our products and brand(s) could be reduced and there could be an adverse impact on our business, financial condition and in the case of an emerging company, force the Company to cease operations. See also Section 14 "Changes in the Legal and Regulatory Environment".

Recent Global Economic Crisis. The effects of the recent global economic crisis may impact the Company's business, operating results, or financial condition. The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition in a number of ways. The economic crisis has also caused a decrease in access to capital markets and may negatively impact the Company's ability to obtain future financing on favorable terms, if at all.

Risks Related to Status of Labor Force. The Company does not have any employees. All personnel providing services to the Company are independent contractors. In the event that the Internal Revenue Service, California Department of Labor, the California Franchise Tax Board or any other government agency reclassifies our service providers as employees rather than independent contractors, the Company will become subject to fines, penalties, and back taxes, and these sums may be material and adverse to the Company. In addition, individual service providers could bring private claims against the Company asserting that their labor status was incorrectly characterized by the Company. If any such event occurs, we could become subject to substantial monetary losses which could have a material adverse effect on our financial condition.

Legal Risks Related to Labor Force During Expansive Growth. The Company is operating in a dynamic growth business and environment, and frequently has discussions with new persons desiring to become advisors, consultants and/or employees of the Company. The Company routinely engages in discussions regarding possible involvement of such persons in the Company, including whether such persons may become executives of the Company. These persons may assert claims against the Company based upon negotiations and proposed arrangements even if the Company has never reached or entered into a definitive written agreement with them. Companies that experience rapid growth often face claims of oral agreements and allegations of promises. Because the Company has experienced and anticipates continuing to experience rapid growth and may experience value accretion, the Company going forward may face similar challenges and disputes with persons alleging that the Company entered into arrangements with them. In the event a dispute arises, the Company may be required to expend resources on resolving the dispute which could have a material adverse effect on the Company's financial condition. In addition, because the Company does not have a history of profitable operations, its business, operations and prospects are subject to considerable uncertainty. At times we may not be able to offer key personnel the compensation they could secure in a more stable business. Such uncertainty may have a material negative effect on our ability to attract and retain key personnel and executives.

Tax Matters. As a start-up, the Company does not have the resources to engage in retaining a valuation firm to conduct valuations for purposes of Section 409A of the Internal Revenue Codes, and as such, the Company's determination of value of equity securities to service providers may differ from future hindsight perspective of regulatory authorities. The Company's business operations may be subject to duties or taxes that are not based on income, sometimes referred to as "indirect taxes," including import duties, excise taxes, sales or value-added taxes, property taxes and payroll taxes, including indirect taxes imposed by state and local governments. Increases in or the imposition of new indirect taxes on our business operations would increase the cost of our operations or, to the extent levied directly on consumers, make the packaged food products offered more expensive, which may negatively impact the ability of the Company to grow its customer base or retain active customers.

Engagement of Broker-Dealer & Use of Crowdfunding Sites. The Company has engaged a registered broker-dealer to assist as a non-exclusive private placement agent in the sale of the Company's Notes, in which case the Company reserves the right to pay the broker-dealer a commission based on the investment amounts with which it assists or is the direct result of its engagement. The Company will rely on representations made by the broker-dealer in regard to its current status as a registered broker-dealer, membership with FINRA/SPIC, and compliance with all applicable rules, regulations, and registration and licensing requirements. Further, to the extent the broker-dealer utilizes certain crowdfunding platforms, the Company, subject to reasonable diligence, will rely on the broker-dealer's representations that the broker-dealer's activities and the platform comply with the requirements of Regulation D, Rule 506(b). In the case that the broker-dealer is not properly registered or its activities and representations violate any law or regulation, including Regulation D, Rule 506(b), the Company may face potential civil, criminal, or regulatory liability.

The founders have management positions in SALT Group but are not involved in day to day operations. Their only time obligation is a standing monthly meeting.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$20,000**

Use of Proceeds: This will enable us to build strong customer acquisition and retention tools: a brilliant agile website with accessible user interfaces, customization preferences and automation, initial app development, and a little marketing to boot!

If we raise: **$50,000**

Use of Proceeds: At this level we can add in an increased inventory load to boost quick delivery turn around as well as part-time operations staff to help with packing and delivery, warehousing for ramp up phase, and initial marketing drive

---

If we raise: **$100,000**

Use of Proceeds: Now we can really get things going - this will enable a strong core team to commit to sales outreach as well as PR and marketing, logistics infrastructure, promotional materials, app completion

---

If we raise: **$200,000**

Use of Proceeds: Here we can hit the regional market with traditional
and new media advertising, increase admin, legal, accounting services etc.

If we raise: **$500,000**

Use of Proceeds: A strong (but reasonably remunerated) passionate and committed executive team will ensure an escalated growth trajectory. We will be able to implement a weighty PR and marketing campaign with powerful branding, a solid commercial and corporate program, and build our educational and give-back elements to go beyond traditional models. Here we can really make an impact!

If we raise: **$750,000**

Use of Proceeds: Now we're heading to awesome. An over-subscription has been accounted for. Here we can really push all aspects of our ramp up phase and ensure successful implementation of...

If we raise: **$1,000,000**

Use of Proceeds: World domination. Tampon Tribe will be everywhere. Seriously, this over-subscription would see a dedicated executive team, strong operations and warehouse and support team escalate the business as a rapid pace, as well as a significantly increase in buying power to enable us to maximize our first year, build profit margins, and widen our impact footprint to be a truly influential and significant brand and company.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $3M valuation cap; 20% discount; 3% interest. See exact security attached as Appendix B, Investor Contracts.

Type of Security: Unsecured Convertible Promissory Notes ("Notes").

Amount to be Offered: $20,000 in aggregate principal amount of Notes. The Company may accept over-subscription of up to $1,000,000. The minimum investment amount for any investor will be $100 in Notes.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $25,000 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 3% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Use of Proceeds: Any amounts received shall be subject to the Company executing a Note Purchase Agreement and Note in a form provided by the Company. Any amounts received may be deposited immediately into the Company's operating account and used for expanding the business, working capital and any general corporate purposes.

Closing: The initial closing shall occur upon acceptance of a Note Purchase Agreement and Note ("Initial Closing"). The offering shall continue, and subsequent closings may occur, for sixty (60) days from the Initial Closing (together with the Initial Closing, the "Closing"), provided, however, the Company may extend the offering for an additional sixty (60) day period in its discretion.

Principal Payment and Maturity Date: Principal and any accrued but unpaid interest under the Note shall be due and payable upon demand by the Holder at any time after September 30, 2018 (the "Maturity Date").

Automatic Conversion: If the Company has not prepaid the amounts due under the Note (and any accrued interest as the case may be) before the closing of a Qualified Financing (defined hereafter), then, at the closing of the Qualified Financing, the remaining principal and accrued interest then outstanding shall automatically convert into a number of class of preferred shares of the Company's of the type issued in the Qualified Financing ("Conversion Stock") at a conversion price equal to the lesser of: (i) 80% of the lowest price per share paid by investors in the Qualified Financing (excluding the conversion of the Notes); or (ii) a price per share determined by a hypothetical pre-money valuation of $3,000,000 divided by the number of fully diluted shares immediately prior to the Qualified Financing (excluding conversion of the Notes). Such conversion shall be deemed to occur as of immediately prior to the closing of the Qualified Financing and Investor shall also execute and become a party to the Company's operating agreement, the subscription agreement and such other agreements as are entered into by the investors in the Qualified Financing generally. "Qualified Financing" means a sale of equity or preferred equity securities from the Company (or its subsidiary or converted corporation) for aggregate consideration valued at $1,500,000 or more (excluding the Notes).

Optional Conversion: In the event that the Company does not consummate a Qualified Financing prior to the Maturity Date, the then outstanding Principal Balance, together with all accrued and unpaid interest thereon, at the election of the Holder, may be either (i) converted into Common Stock of the Company, at a price per share determined by a hypothetical pre-money valuation of $3,000,000 divided by the number of fully diluted shares as of September 15, 2016 (adjusted for stock splits, etc.) or (ii) paid in full upon demand by the Holder at any time after the Maturity Date. In the event that the Holder elects to convert the Note in accordance with this section, the Holder shall provide the Company with written notice of such election, in the form attached hereto as Exhibit F, at least five days prior to the Maturity Date. If such election is not delivered, the Note shall be paid in full upon demand by the Holder at any time after the Maturity Date without any further action by the Holder.

Note Purchase Agreement: The Notes will be sold pursuant to a Note Purchase Agreement between the Company and the Investor signatories thereto.

Pre-Payment: The principal and accrued interest may not be prepaid unless approved in writing (e-mail suffices) by Investors holding Notes whose aggregate principal amount represents a majority of the outstanding principal amount of all then-outstanding Notes (the "Requisite Investors").

Amendment by Requisite Investors: The terms contained in the Note Purchase Agreement and the Notes may be amended by the Requisite Investors at any time and such amendments shall be binding on behalf of all investors.

Strategic Investors: The Company may attract certain strategic parties (who, as determined by the Board, as defined below, in its sole discretion, provide strategic advantages to the Company) to participate in the financing contemplated by this Term Sheet, in which case the Company reserves the right to issue incentive warrants, restricted stock or other incentives to such Strategic Investors without any obligation to provide such benefit to other Investors.

Pre-emptive Rights: While each Investor's Note remains outstanding, the Company shall provide such Investor a 10-day opportunity to participate in any additional convertible note financings of the Company in amount proportional to the principal amount payable to such Investor over the total amount payable to Investors in this Note financing. The preemptive right shall terminate with respect to any Investor (other than Major Investor) who fails to participate in any future convertible note financing.

Information Rights: Each Major Investor shall be entitled to summary quarterly financial statements due within forty-five (45) days of the close of each calendar quarter. Any Major Investor shall also be entitled, upon reasonable notice to the Company, to review the Company's comprehensive financial statements and books and records at the Company's principal place of business.

Expenses: Each of the Company and the investors will pay their own respective costs in connection with the financing.

Investment Documents: In addition to meeting with the officers of the Company, financial projections and the disclosure schedules are available. All projections are forward-looking statements and are not representations of actual performance. Any purchase of securities is subject to the Company's acceptance and execution of a note purchase agreement, subscription agreements and a Convertible Promissory Note in the form provided by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Purchase Agreement and the Notes may be amended and the observance of any term of this Purchase Agreement and the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Notes representing at least a majority of the aggregate principal amount of all the Notes then outstanding (the "Requisite Investors"). Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of Notes then outstanding, each future holder of such Securities, and the Company; provided, however, that additional Investors may become parties to this Purchase Agreement in accordance with Section 2 without any amendment of this Purchase Agreement or any consent or approval of any Investor.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):			Choose	No
Common Stock	20,000,000	12,000,000	Yes	No
Debt Securities			Choose	No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	3,000,000
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares of **Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than $**3 million**, the amount invested divided by the quotient of (a) the Valuation Cap ($**3 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock (including both **common stock and Preferred Stock**) that take into account, as applicable, factors such as the following:

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

"We are a new provider of organic feminine hygiene products via subscription to consumers as well as b2b to retail and businesses.Our products are unique in the fact that they are completely compostable, and affordable. We fill the void currently in the market when it comes to organic, plastic-free feminine hygiene."

Our online sales of organic feminine hygiene generate revenue on a subscription-based monthly model. At this point in time our subscriptions sales are expected to generate 60% of our revenue. Our b2b bulk sales and retail supply generates revenue on a bulk-buy basis with sales representatives creating repeat orders. At this point in time our b2b sales is expected to create 40% of revenue.

Our online monthly subscription model consists of home-delivered customizable organic feminine hygiene that recurs on a monthly basis. Customers are able to order add-ons from our product line each month. We expect the subscription model to provide recurring revenue as feminine hygiene is an essential item and the demand for organic products and home-delivered products in on the incline. There is also increasing demand for workplaces, fitness centers, schools, and government officers to provide feminine hygiene for the staff and clients.

We officially founded the business on August 15, 2016. In the past 10 months leading up to the point we have had the following developments and **key milestones** in the business

- Manufacturing pipeline complete

- Distribution pipeline complete

- Sales funnels developed

- Website and e-commerce platform developed

- Marketing and Social Media efforts established

- Pre-orders underway

Since inception we have identified corporate, government and b2b markets as additional areas of growth. We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- An increase in the number of providers of organic products in the market

- The initial growth of our customer base

- Movement towards or away from organic personal care

- An increase/decrease in raw material costs

Liquidity.

We are a start-up. Our cash and cash equivalents at October 9, 2016, were held for working capital purposes. We anticipate using our available cash for ramp-up marketing and inventory within 2017. We base this estimate on perceived need and growth of similar start-ups.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company to build our inventory, secure key personnel to grow our business, and to allocate marketing for product awareness. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing short-term growth and long-term market recognition.

Cash provided by the co-founders is being used in initial marketing efforts to secure pre-orders and sales.

Net cash provided by operating activities was -$4,048 for the year ended 9/30/16, which was driven by marketing efforts.
Net cash provided by operating activities was $0 for the year ended 012/31/15.

Capital Resources. We have financed our initial operations through personal funds.

Historical Results of Operations. We are yet to begin sales. Our overall costs to date are $4,048.

We expect our sales to reach 1,000 customers in January 2017, based on current trends and competitors and growth at a rate of 10,000 new sign-ons each month thereafter. This is based on an investment into PR and marketing and key sales staff to grow the business. Based on the recent exit of a similar company for $1 billion and the exit of an organic products company at $700 million, we expect to see continued rapid growth in the organic personal care market. The increase in uptake of subscription businesses and also the growing awareness of organic products, will also add to the expected steady growth of our company.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.tampontribe.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Tampon Tribe Convertible Note Final

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Gabriela Alves
- Jennifer Eden

INVEST IN TAMPON TRIBE

Organic, 100% cotton tampon and pad subscription service

> *Tampon Tribe is an online membership subscription service for toxic-free, 100% organic cotton tampons and pads. The average U.S. woman will spend upwards of $5,600 in her lifetime on tampons—and a majority of those tampons will contain chemical dyes, additives and bleaches. We're giving women both the convenience of having their feminine hygiene products delivered straight to their door every month and safety-of-mind with high-quality, 100% organic certified tampons.*



Jennifer Eden
CEO, TAMPON TRIBE


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$0
raised of $20K-$1M goal
$100 min
Wefunder Portal LLC
INVEST

Convertible Note

$3M valuation cap | 3% interest | 20% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $3M in the future.

INVESTOR PERKS

$100+ Welcome to the tribe! You are now one of us. And we'll send you a T-Shirt to prove it.

$500+ You will be the first to download and beta-test our app, and you'll get a T-shirt. And some Californian seeds to plant. Nice.

$1,000+ We will include your name in a sustainable rap song. It may even be about you. You'll get all of the updates. You and 3 friends will be invited to the next Tampon Tribe party.

$5,000+ The founders will treat you to comedy and dinner next time you're in Los Angeles.

$10,000+ You are a founding Tribe member and your name will be literally etched in stone (or painted, on the wall) at the Tampon Tribe hub. You'll receive an annual phone call from founders and be able to post/tell your friends, clients and all-who-care, that you made us happen.

$20,000+ You'll be able to curate and design an annual celebration Tampon Tribe pack. Your ideas and work will be in Tribe member's homes. You are truly valued and have made an impact in this world.

OUR AMBITION

The feminine hygiene market is $3 billion in the U.S. and $16 billion globally. And just this year, Unilever bought Dollar Shave Club for $1 billion. We believe the marriage of the subscription economy and feminine hygiene is a formula for success. We will become the go-to subscription-service for feminine hygiene by providing top-notch products more affordably than our competitors do. No other company provides organic cotton tampons *and* pads with biodegradable applicators for only $8/month.

KEY FACTS

- Only subscription company to provide 100% organic cotton tampons *and* pads for $8/month
- 70% of all U.S. women use tampons; $3 billion feminine hygiene market in the U.S. alone
- 9,600 - average number of tampons used over a lifetime
- $5,600 - average amount spent on feminine hygiene products over a lifetime
- Plastic free and ICEA ethically certified
- Partnered with Girls Inc. to help young women reach and exceed their goals

tampontribe.com

WOMEMNS HEALTH · SOCIAL IMPACT · ORGANIC · WELLNESS · EMPOWERINGWOMEN · DISRUPTIVE IDEA

WHY I LIKE TAMPON TRIBE

> *As CEO of Expert DOJO I have had the pleasure of working with Jennifer Eden and cannot speak highly enough of her as an entrepreneur. As Founder of Tampon Tribe she has demonstrated all the skills and qualities of a successful entrepreneur. She builds great teams, leads from the center and after starting and growing a number of businesses she knows what it takes to create success in business. Tampon Tribe will be one of the great subscription companies of 2017 and Jennifer will be there at the helm.*



Brian Macmahon

EXPERT DOJO, CEO

THE BUZZ ABOUT TAMPON TRIBE

I have known Gaby for over 10 years and during that time she has become a great friend and someone who I respect as an entrepreneur and businessperson. I have sat in on many business meetings with Gaby, both as an observer and as a participant and have always been impressed by her motivation, business acumen and fairness when dealing with business associates. I am certain that given her character Gaby will be successful in any undertaking to which she applies herself.

Ray Kelly

Partner at BlueStar AMG

Jennifer Eden is one of those entrepreneurs who is starting a movement with hopes to influence the world. She is creating fun and powerful tribe of men and women who want to help provide women with access to certified organic, toxic-free, and affordable tampons. This is no easy feat, but if anyone can do it, Jennifer can and will. Her drive, passion, and keen sense of community is what has drawn me and hundreds of people to support the Tampon Tribe.

Ryan Foland

Managing Partner, Influence Tree

Business is a vehicle to make a difference. Jennifer not only is a driven and energetic entrepreneur, but she has a deep passion to make a difference for women, women's bodies, our environment and our planet. Jennifer is a great example of modeling conscious business, and merging passion, purpose and profit together.

Tatjana Luethi

Founder of the TOGETHER! Network, Co-founder of MixR

westsidetoday.com

Four Westside Women Are Stirring the Period Pot - westsidetoday.com

October 16, 2016

Four Westside Women have teamed up to take tampon and pad subscriptions to levels that only Westside girls know how. Injecting their own level of Venice-vibe into the burgeoning industry, Tampon Tribe is the epitome of everything that free beach

indigo +CANARY

Natural Beauty Q&A: Jennifer Eden, Co-Founder of Tampon Tribe

September 12, 2016

I've been noticing more and more that one of my go-to products - one that which, frankly, I have given very minimal thought - is deserving a closer look. Hide your eyes if you're squeamish, because I'm about to broach a subject that makes most people

Ryan Foland

Ryan Foland with Jennifer Eden and Dustin Dye: Using Social Media Before you Launch Your Product or Service

August 30, 2016

Get Notified is pleased to have Jennifer Eden, founder of Tampon Tribe as our special guest. Tampon Tribe (http://www.tampontribe.com/) is an energetic social impact project. Jennifer shares her vision about how together, we can prevent toxins from

A Subscription for What You Use Every Month

We're a subscription service for certified organic tampons and pads.

Our mission is to level the playing field when it comes to organic feminine hygiene and to stop the crazy search for tampons each month. Tampon Tribe is an affordable monthly delivery of certified-organic cotton tampons that are toxin and chemical-free. Our applicators are compostable and our packaging is made from recycled materials – no plastic. Period.




TAMPON TRIBE
TAMPON TRIBE

The Subscription Economy: $100 Billion by 2020

Consumers are demanding convenience with consistent quality—this is the answer.

This year, Unilever acquired The Dollar Shave Club (the first subscription for men's razors) for $1 billion. The Subscription Economy is estimated to be worth $100 billion by 2020. Already, 20% of Fortune 100 companies have adopted the subscription model as part of their business.

DOLLAR SHAVE CLUB SHAVE TIME. SHAVE MONEY. | HARRY'S | THE HONEST CO. | JUSTFAB™

BIRCHBOX | TRUNK CLUB MEN'S OUTFITTERS | GrubMarket | Cratejoy

Feminine Hygiene is a $3 Billion Market in the U.S. Alone

The global market is worth $16 billion and is estimated to grow to $42 billion by 2022.

Tampons, pads, and other feminine hygiene products are essentials. Already, 70% of U.S. women say they use tampons every month and spend an average of $120 every year on pads and tampons.

9,600

Average number of tampons used over a lifetime

$5,600

How much a woman will spend on hygiene products over a lifetime

How We're Different: 100% Cotton + Non-Toxic

Common, store-bought tampons contain toxins, perfumes, dyes and chemicals.

We did an experiment where we placed our tampons along with store-bought tampons into water. Our tampons stayed in-tact, they absorbed the liquid and you could wring the liquid out. But the storebought tampons broke up and released fibers everywhere. The same thing could happen inside of a woman's body—which is why we create only the highest quality products.



ORGANIC

100% certified organic cotton, GOTS, ICEA.



TOXIN FREE

No chemicals, bleaches, dyes, additives, or plastics.



BIODEGRADABLE

Our applicators are 100% compostable (and comfy, too).



SUSTAINABLE

Sustainable manufacturing practices & recycled packaging.

Hear From Our Customers

Customers love high-quality products with their bodies and the environment in mind.

"

Love Tampon Tribe for so many reasons! Their tampons are 100% certified organic cotton and toxic-free. No chemical bleaches, no perfumes, dyes or yucky material in your most sensitives area. All of their products and packaging are manufactured sustainably made from recycled materials and compostable."

- My Faves Journal

"

Organic tampons are so important to use! Cotton is the dirtiest crop we have, full of pesticides. 85% of tampons contain Monsanto's glyphosate. An ingredient in their Roundup herbicide that has been ruled a likely carcinogen by the World Health Organization. We demand organic food, skincare, even clothing, sheets & towels...why not tampons?"

- Green with Tiffany

Hear From the Experts

Organic is the leading trend and personal hygiene is the next niche to tackle.

"*Organic tampons represents the most promising breakthrough in recent times, which is generating significant market interest supported by rising concerns regarding synthetic tampons and the unsettling statistics of toxic shock syndrome (TSS) cases reported in the past.*"

- Global Industry Analysts, Inc

"*A 2015 study on the U.S. Organic Industry found that sales of organic non-food products, for 8% of the organic market, posted the biggest percentage gain in six years. Among non-food items, the survey showed that fiber and organic personal care items were the standout categories.*"

- Non-Wovens Industry

Our Journey So Far

We started by building our Tribe. Now, we're ready to ramp up production and start shipping to the masses.

October 2015

Tampon Tribe Conceptualized

An idea is born out of necessity and passion. R&D begins.

January 2016



Manufacturing Pipeline

European partner secured, operations system setup.

May 2016

To the World and Beyond!

Initial pitches and brand awareness to the L.A. market. A tribe is formed.

June 2016

PR & Marketing

Website launch, networking, brand refinement.

September 2016



Official Tampon Tribe Launch

Female Comedy Launch Laughs party packs the house and kicks off pre-orders. Launch video campaigns, social media integration and brand ambassadors.

October 2016



Pre-orders and PR via Indiegogo

Target of $10,000 in sales in M1 - 40% reached in first 10 days. Period Pack for homeless women takes off.

December 2016

Inventory and App. Development

Orders in to Europe for January delivery, work on integrated app to take brand to next level.

January 2017

Initial Team in Place, First Orders Shipped

Key sales team in place to hit verticals, commercial and corporate customers. Ops system and team sees subscription deliveries begin.

March 2017

Growth Phase

Guns a-blazing we build our team, network and sales, and continuing expansion into commercial, corporate.

Join Our Tribe



Tampon Tribe is an engaging, energetic business with a mission to end period panic and save the world, all at once. We deliver a customized organic cotton tampon and pad selection to your door, every month.

As we're a non-traditional company set on disrupting the $16-billion feminine hygiene industry (in the U.S. alone), we decided to seek out game-changing investors like you, via WeFunder, who want to join us on our quest.

Aside from the proven success of subscription models such as Dollar Shave Club and Birchbox, Tampon Tribe is intrinsically committed to providing access to organic cotton tampons and pads to all women - something that should have happened a long time ago. We have a burning ambition to have product lines dominate the corporate and commercial sphere and become an international household name.

We've eliminated all toxins and chemicals from our products; we're organic, sustainable and ethically certified, oh, and we've done away with plastic applicators. Completely.

We have a strong social impact drive; a Period Pack Program to provide homeless women with feminine hygiene products, and a hiring mission that includes our veterans, men and women from retraining programs such as Chrysalis, and special needs adults, all who will make such a strong team.

We are also serious about business and deeply passionate about changing the world. Our depth of experience, coupled with our vision and drive will see Tampon Tribe impact the planet in such a positive way, and we want you to be part of that.

Much love,



Jen & Gaby

SHOW LESS

MEET THE FOUNDERS



Jennifer Eden

CEO

Marketing Ninja with 20 years of experience in media, and a partner at SALT Group.



Gabriela Alves

COO

Food and beverage expert with over 20 years of experience as owner and manager of bars and restaurants in three continents.

DETAILS

What does Tampon Tribe do?

– COLLAPSE ALL

Tampon Tribe is an online monthly subscription service for 100% certified organic, cotton tampons. They're toxic free, plastic free and completely compostable. We came into being to fill the very big void in the market that currently exists in terms of organic feminine hygiene. I started looking for organic products myself and realized that they're really hard to find and are extremely expensive.

Our mission is to disrupt the market and provide affordable access to organic feminine hygiene for women everywhere. In southern California, we can go to Whole Foods if we have the money and buy a couple of the options they have there, though they are limited. Many people don't live near a Whole Foods or have $15 to $20 a month to spend on an organic product.

Tell us about your tampons and what makes them different.

Our product is 100% organic cotton. It has a woven core so it doesn't contain glues. No dyes. No toxins. No plastics. In addition to our mission of having women's bodies be as healthy and as toxic-free as possible, we're also concerned about the environment. Most women use plastic applicators on a tampon. They'll use about 9,600 tampons in their lifetime. Multiply it by the millions of women in the U.S. that use regular tampons and that's a lot of plastic going into our waterways and our landfills. Plastic has a huge environmental impact.

We use a smooth, thin, cardboard applicator that is completely compostable. Our packaging is made with recycled paper. We don't use boxes in our packaging. When you subscribe to Tampon Tribe, your first order arrives in a burlap bag, designed to look nice and fit inside your bathroom cabinet, or on the shelf. Then, every month, you get a refill pack, in a recycled paper bag. You can select your combination online depending on what size tampon you need and what your flow is. You let us know ahead of time what you need for that month's delivery will be and that's what we send out for you. It's completely customizable and affordable. Our monthly subscription is $8, including shipping and includes 16 tampons. If you're going to a CVS, a comparable (but non-organic) product would be about the same price, $6.99 to $8.99.

Can you take us back to the beginning? How did you get started?

I came across the idea from both a personal health and a convenient business point of view. First of all, every woman in the world runs out of tampons every month, even if you've had your period since you were 12. It just happens. You run out and you're always rushing to the store or you're getting your partner to rush to the store to buy you tampons.

My first idea was to create the Dollar Shave Club of tampons. Tampons are an essential item for 70% of women in the U.S. I thought "Wouldn't it be great if you just arrived at my front door every month?"

The more reading I did, the more I realized and came to find out about toxic shock syndrome, and about the environmental impact. Our search changed a little bit and segued over to the organic and the certified organic cotton. I thought, "Wouldn't it be great if we could do this with organic products and still keep the price low?" We're still looking at a 55% profit margin on our costs and that's only at low purchasing levels.

Secondly, health reasons came into it. From a personal level, I went through a health situation myself. As I started to speak to more and more of my friends who had been touched in some way by, normally, cancer, which does actually hit one in two people in this world, we start, then, looking more toward organic products and being a lot more conscious about what we put into our body or touches our skin. Those two things combined to move forward with the business.

Then I thought, "How can we create a business that is more inclusive?" A business that creates this great ecosphere of people, people who want to get involved with our charitable aspects and get involved with our giving back and create this great tribe. We're quite different from anyone else on the market, in that aspect as well. People want to get on board and just be part of Tampon Tribe. They want to wear the t-shirt. They want people to talk about tampons. They don't want this to be a taboo anymore. It's a product that pretty much everyone either buys or buys for someone else or knows someone who needs it. It's something we should have out a bit more in the open.

Who are your customers?

Our product resonates with different consumers. Some people just want the convenience. Some people are really keen on the organic aspect and some people want the toxic free, environmental aspect of it. We find it also resonates really well with men, anyone who is a dad. As soon as you talk about the toxins, they want to sign up their daughters and their wives and their sisters and everything.

We're talking about a $16 billion global expected to grow to $42 billion in less than ten years. Most women spend between $6 to $10 a month on their feminine hygiene products, some more when you look at the average. A cheap bag of tampax is still about $5 or $6. Then, you buy some pads to go with it or something like that. For organic, you go to Whole Foods, there are a couple of options, but limited in terms of their size and they don't have applicators, they can range from $8.99 up.

Who are your competitors?

Online, there are about four companies who are our competitors. The main competitor is a company called My Lola. They do cotton tampons and they've got plastic applicators and plastic packaging. They don't have that tribe mentality. It's just a product. They're a little more expensive, as well.

There are a couple of other organic cotton products but they're very expensive and they don't deliver monthly. Ours is a $8 price point. Theirs is about $15, $12, $20 and then, they're very heavily packaged. They're targeting the executive market, which, of course, is our market as well but we want to target everybody. We don't need someone that needs to spend $20 a month on their feminine hygiene. We come in at an affordable level and we tick all the boxes when it comes to organic, toxic free, and, of course, we want people to feel like they want to be part of Tampon Tribe. It's like Dollar Shave Club, people want to be part of a club.

How do you differentiate from the competitors?

We're coming into the market with a wider range of product. We don't just do tampons. We're also doing pads. As I found out, a lot of people don't use tampons, so we're also coming up with a range of feminine hygiene, which will be really exciting because there are no subscription feminine hygiene pads on the market whatsoever.

We're all about protecting our bodies and the environment and being convenient, as well. Like Dollar Shave Club, you get your little razors in a small bag and you use them. Ours is the same. You get a refill each month rather than getting brand new packaging every month and you get to use your original packaging. That's a differentiator.

We also come under other subscription prices. My Lola is $9 a month for their basic product which is not organic. Kali Box is about $14.99.

What do you understand that your competitors don't get?

A lot of tampons are made with a range of different materials, like a synthetic rayon. They contain chlorine bleach. Chlorine has dioxin, which has been directly linked to cervical cancer. They have perfumes and dyes in them and the cotton has not been grown in an organic way, which means that the GMO's or any of the fertilizers in the soil come into your body. Toxic shock is a real thing.

We like to do a little test. If you put the tampons inside water, ours is cotton so it just absorbs the liquid and you can squeeze it out, not that you would do this with a tampon! None of the fibers come off. With a more generic tampon, the fibers actually break off. They stay in the woman's body. If they have a toxin in it, they may cause toxic shock. I've met a few people that have reached out to me over the course of the last few months asking or letting me know their story where they had gotten toxic shock from tampons. One of them is a model from Venice and she lost her leg. People have had hysterectomies at 13. We don't like to market the scary side to much because we don't want to scare into purchasing. At the same token, there's a very real health risk in putting products in or on your body that has chemicals and toxins.

Why is the subscription model right for tampons and other feminine hygiene products?

The subscription model has been proven with Dollar Shave Club and the one billion dollar buyout very recently. Unilever just bought Seventh Generation. That's showing a shift and a recognition of organic cleaning products and household products. It's a big recognition that larger companies are starting to acquire these more grassroots, organic, green companies.

We've received a lot of positive feedback about the fact that our product is organic, compostable, and without plastic. A lot of people don't know about the other subscription services yet. It's all too new. We're going to come in with a better product, with better prices, and with a better strategy to be able to dominate that sector.

Tell us about your production process.

We're producing out of Europe. Our manufacturing partner is ICEA-certified, which means ethically produced and organic, every single part of the production process has to meet really strict European standards. The standards in Europe are a lot higher that the standards in America. In terms of ethics, it means that they can't overuse water in the process. They can't put any chemicals or fertilizers on the product. They have a quick turnaround, as well.

How do you acquire customers?

At the moment, we're in pre-launch. We've managed to build up all of our mailing lists and all of our followers by, mainly, social media. This is where you find the people who are passionate about health, fitness, organics, the environment. We've reached out to the influencers in the health and fitness industry, the women's business industry, the women's empowerment groups. We've got quite a few of them on board that are very happy to support us. People are very keen to get behind us because of all the different aspects and the boxes that we tick.

In terms of a breakdown of customer acquisition we're relying more on viral marketing, influencers, and social media. Most of our customers are online and using social media. They're very active on Facebook and Instagram.

We've also been approached by quite a few of these gift box services. We can partner with them by putting our products in their monthly gift boxes.

What ideas do you have for growth in the next 3 months? 12 months?

At the moment, we're working with a 56% margin but we know we can get that higher into the 60%, 65% as soon as our units go up past 10,000.

The other market we're going to tackle are large, corporate health organizations. For example, Equinox is a gym. They have tampons in all of their bathrooms across America. And we have just partnered with Yoga Works. This not only increases our sales but increases our marketing outreach because people will see Tampon Tribe everywhere and associate that with yoga, with the Equinox, with 24-hour fitness, with anything to do with health.

Then, you've got the corporate market. Most companies now are starting to put feminine hygiene in the bathroom for women. We want to make sure that Tampon Tribe is there. I think that's another area in term of business that we're going into that our competitors don't look at.

Why will you win?

First and foremost, we're creating a little bit more than just a business. We keep people involved at every level. A lot of people want to support the green, individual, smaller business. They don't want to support Proctor and Gamble. That's our market. We're looking at one to five percent of the entire market who have already converted to the organic sphere.

We also have a social outreach side. We've just partnered with Girls Inc as our first charitable partner. We want to be able to help change people's lives by partnering with charities who change young girls and boys lives for the better. We've also been working these past few months on our Period Pack Project where we get feminine hygiene products to women on our streets.

In terms of our employment strategy, we are looking at partnering with organizations in LA., such as Chrysalis, who do retraining programs. We're also focusing on hiring veterans who are often under-utilized. Special needs adults will also help make our team complete.

We have a holistic view of everything we do. We're completely transparent and when it comes to people who are buying and purchasing in this sector, that's important to them. They buy ethically.

What's been your largest challenge so far? Why are you raising money now?

My biggest concern is having enough inventory, and that's why we're looking for funding. We know the demand can grow quickly. We know that once it's out there and in the sorority with young women, we can explode. But we don't want to have 50,000 orders and no inventory to fulfill them. We're going to use this fundraise to bolster our production and scale.

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RISKS SPECIFIC TO TAMPON TRIBE

1. Early Stage Company; Limited Operating History. The Company is an early stage company incorporated on August 15, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

2. Operating Losses Since Formation; No Assurance of Profitability. The Company has had operating losses since formation and may incur further losses. To be successful, the Company must, among other things, develop and market products that are widely accepted by consumers and generate sales revenue that will yield a profit. The Company is in the preliminary stages of executing its business model. There can be no assurance that the Company will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis in the future.

3. Uncertain Future Financial Results. The Company's results of operations may vary from period to period because of a variety of factors, including its research and development costs, introduction of new products, cost increases for raw materials and manufacturing, production interruptions, the availability of raw materials, changes in manufacturing, marketing and sales expenditures, consumer adoption of the product, competitive pressures, the interest in the Company and general economic and industry conditions that affect customer demand and preferences. As with any relatively new business enterprise operating in a specialized and competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing, promotional, development and manufacturing expenses, negative publicity, competition and product liability. Many of the risks may be unforeseeable or beyond the Company's control. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or generate sufficient interest in the Company's products, or that the Company will be able to market and sell enough product to generate sufficient revenues to continue as a going concern.

4. Broad Discretion on Use of Funds. The Company's management, subject to the supervisory powers of the Board of Directors, has absolute discretion to spend the proceeds of this offering for any general corporate purpose, including but not limited to providing a salary to corporate officers and the repayment of certain authorized shareholder loans to the Company. The Company's management is committed to the long-term growth of the business and, thus, cannot assure you that the proceeds will yield any return in the short or immediate term, if at all.

5. No Assurance Financing Will Eliminate Need For Future Cash Requirements. The Company will continue its research and development activities for its initial product and begin its production operations which require capital. There is no certainty that the initial financing will be sufficient to establish that the initial product line is viable, in which case additional development financing will be required. After successful development of the initial product, the Company expects that it will need at least $1.5 million in additional capital to grow and expand the business successfully, with additional inventory and distribution reach. If the Company is successful, the Company will certainly have to obtain further additional capital beyond the foregoing to expand inventory and distribution reach. As such, it is absolutely certain that the Company will need additional financing. The ability of the Company to secure future capital will depend on many factors, including continued progress in product success, the cost of manufacturing and production, market requirements, advertising costs and fluctuations in raw material prices. The Company does not know whether additional financing will be available when needed, or whether it can be obtained on terms favorable to the Company or its existing investors - particularly in light of current economic conditions, the availability of credit, and other sources of capital. The Company may raise any necessary funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent the Company raises additional capital by issuing equity securities, the Company's members will experience dilution. If the Company raises funds through debt financings, they may become subject to restrictive covenants. To the extent that the Company raises additional funds through collaboration and product licensing arrangements, the Company may be required to relinquish some rights to the Company's proprietary information or product trade secrets and protected intellectual property, or grant licenses on terms that are not favorable to the Company. If adequate funds are not available, the Company may be required to delay, scale-back or eliminate their research and development programs or obtain funds through collaborative partners or others that may require the Company to relinquish rights to certain of the Company's potential product offerings that they would not otherwise relinquish. There can be no assurance that additional financing will be available on

acceptable terms or at all, if and when required.

6. Possible Loss Of Entire Investment In The Event Of Dissolution And Liquidation. In the event of the Company's dissolution, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to Investors only after satisfaction of claims of the Company's secured creditors, if any. The ability of an Investor to recover any portion of such Investor's investment will depend on the amount of funds realized and the claims to be satisfied therefrom. There can be no guarantee that Investors will receive all, or any portion, of their investment back in the event of a liquidation and dissolution of the Company.

7. Commercial Viability. The Company's product line is new and is undergoing refinement and testing. When placed into the marketplace, the product line may not appeal to consumers' tastes, receive positive consumer reception or be commercially successful. Should any mishap occur in connection with the product, its components, its efficacy or its safety, the Company may be unable to provide its product or may have to significantly alter its makeup and its reputation in the marketplace could be harmed or the product may need to be pulled from the marketplace.

8. Single Product Line. The Company plans to use all investment proceeds on the development of a single product line. Success from a single product line may cause the investment to be highly speculative. Should failure of the brand occur, the Company may fail and further financing may not be obtained and you may lose your entire investment.

9. Limited Intellectual Property. The Company's business plan entails using innovative packaging and e-commerce technology to make an already existing product available to consumers in a more convenient and affordable manner. The Company does not own the intellectual property related to the underlying product, nor does it have exclusive rights to resell that product. Should a competitor decide to resell the same product and replicate the Company's packaging and/or e-commerce strategy, the Company may find it difficult to compete given its early-stage and limited capital.

10. Social Impact Focus. The Company is a mission driven business that is focused on providing a product that is both safe and environmentally-friendly. As a result, the Company may make decisions based on considerations other than strictly maximizing short-term profit and may initially result in high product costs. Additionally, the Company is committed to donating up to 8% of its net profit to non-profits. These decisions will likely reduce the amount of revenue available to the Company to operate and grow, and ultimately to return to investors, which may further increase the riskiness of the investment and potential loss of any investment.

11. Competition. No assurances can be given that the Company will be able to compete successfully with other companies that offer similar or competitively positioned products or potential substitutes. Many of these potential competitors are significantly better financed than the Company and have access to significantly greater resources. Initially, we will be unable to compete initially based on brand recognition and will have to compete based on taste, price, quality, product ingenuity, distribution, marketing, promotion and the ability to identify and satisfy consumer preferences.

12. Reliance on Consumer Preferences. We are a consumer products company that operates in the highly competitive consumer health products industry. Our success depends on our ability to anticipate and respond to shifts in consumer trends, including increased demand for products that meet the needs of consumers who are increasingly concerned with health and wellness, our product quality, our ability to develop products that are responsive to consumer preferences and our ability to respond to product and pricing pressures. Consumer preferences may shift due to a variety of factors, including the aging of the general population, consumer concerns regarding the health effects of certain materials. There is no guarantee that the Company's products will successfully anticipate future consumer preferences or be able to adapt to changing consumer preferences. Our success is also dependent on our product innovation, including maintaining a robust pipeline of new products, and the effectiveness of our product packaging, advertising campaigns and marketing programs, including our ability to successfully adapt to a rapidly changing media environment, such as through use of social media and online advertising campaigns and marketing programs. There can be no assurance as to our ability to develop and launch successful products or to effectively execute advertising campaigns and marketing programs that resonate with and appeal to consumers. Both the launch of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. Our failure to make the right strategic investments to drive innovation or successfully launch our products or variants of established products could decrease demand for our products by negatively affecting consumer perception, as well as result in inventory write-offs and other costs.

13. Strategic/Celebrity Endorsement. No assurance can be given that the Company will be able to secure endorsement, investment, or other support from any celebrity or other strategic party.

14. Reliance on Third Party Supplier, Manufacturer & Retailers. The success of the Company depends, in part, on establishing and maintaining a strong relationship with its suppliers, manufacturer, and retailers, each of which will be an independent third party company. The Company has not entered into a contract that mandates or ensures the performance of any of these companies. If the Company were required to obtain additional or alternative arrangements in the future, the Company can provide no assurance that the Company would be able to do so on satisfactory terms or in a timely manner, or that the products or services would meet the same standards. The Company's inability to enter into satisfactory agreements could limit the Company's ability to implement its business plan, meet customer demand, or manufacture product according to previously expected timetables.

15. Integrity of Raw Materials. The Company does not manufacture or produce its raw materials. As a result, it cannot ensure that each component or material will meet the quality expectations required. Any issue with the raw materials may result in delays in production, higher costs, redesign of the product, or ultimately necessitate that the company obtaining an alternative supplier on possibly less favorable terms.

16. Increased Costs and Shortages of Raw Materials. The Company and those companies in the consumer health products industry use various raw materials and other supplies in our business. Raw materials, components and packaging materials are subject to increases in price attributable to a number of factors, including changes in crop size, federal and state agricultural programs, export demand, currency exchange rates, energy and fuel costs, weather conditions during the growing and harvesting seasons, insects, plant diseases and fungi, and glass, metal and plastic prices. Fluctuations in commodity prices can lead to retail price volatility and intensive price competition, and can influence consumer and trade buying patterns. Some of these raw materials and supplies may be sourced internationally and some may be available from a limited number of suppliers. The Company is exposed to the market risks arising from adverse changes in commodity prices, affecting the cost of our raw materials and energy. The Company purchases these materials and energy in the open market. If commodity price changes result in unexpected increases in raw materials and energy costs, the Company may not be able to increase our prices to offset these increased costs without suffering reduced volume, revenue and operating results, any or all of which may affect the ability of the Company to continue operations.

17. Changes In The Legal And Regulatory Environment. The conduct of the Company's businesses, including the production, distribution, sale, advertising, marketing, labeling, safety, transportation and use of our products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as potentially in the future, to laws and regulations administered by government entities and agencies outside the United States in markets in which we contemplate our products may be made, manufactured or sold, including in emerging and developing markets where legal and regulatory systems may be less developed. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of political, economic or social events. Such changes may include changes in: drug and health laws; laws related to product labeling, advertising and marketing practices; laws regarding the import of materials used in our products; laws regarding the export of our products; laws and programs aimed at reducing materials present in our product; increased regulatory scrutiny of, and increased litigation involving, product claims and concerns regarding the effects on health of materials in, or attributes of, certain of our product; state consumer protection laws; taxation requirements, including taxes that would increase the cost of our products to consumers; competition laws; privacy laws; laws regulating the price we may charge for our products; laws regulating access to and use of water or utilities; and environmental laws, including laws relating to the regulation of water rights and treatment. New laws, regulations or governmental policy and their related interpretations, or changes in any of the foregoing, may alter the environment in which we do business and, therefore, may impact the Company's results or increase our costs or liabilities to the point that the Company is no longer viable.

18. Recall on Products. The sale of health products for human use involves the risk of injury to consumers. Such injuries may result from mislabeling, tampering by unauthorized third parties or product contamination, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during the growing, manufacturing, storage, handling or transportation phases of production. Under certain circumstances, the Company may be required to recall products, leading to a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. Even if a situation does not necessitate a recall, product liability claims might be asserted against the Company. Any recall could significantly affect our brand equity, consumer demand, our reputation and our ability to function as a going concern.

19. Restrictions On Transferability: No Public Or Other Market for Securities. Prospective Investors should be fully aware of the long-term nature of their investment in the Company. The Securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption under the provisions of the Securities Act, which depends, in part, upon the investment intent of the Investors. All persons acquiring Securities will be required to represent that they are purchasing such Securities for their own accounts for investment only, and without a view to resale or distribution thereof. No assurances can be given that the offering currently qualifies or will continue to qualify under one or more such exemptions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings conducted by the Company or any affiliated entity in the past or in the future, or retroactive changes of any securities law or regulation. If, and to the extent, claims or suits for rescission are brought and successfully concluded for failure to register this offering or other offerings under the Act or for acts or omissions constituting offenses under the Securities Exchange Act of 1934, or applicable state securities laws, the Company could be adversely affected, thus jeopardizing the ability of the Company to operate successfully. Further, the time and capital of the stockholders, officers and Director of the Company, and the Investors could be adversely affected by the Company's need to defend any action by enforcement authorities of the Securities and Exchange Commission or the securities agency of a particular state, even if the Company is ultimately exonerated.

The Securities are not registered under the Securities Act, and may not be resold unless they are subsequently registered under the Securities Act or an exemption from registration is available. Similarly, the Securities are not qualified under any applicable state securities laws, and they may not be resold unless they are subsequently qualified under the securities laws or an exemption from qualification is available. The Securities may be issued in various states under similar exemption provisions. Securities sold pursuant to the exemptions from registration are subject to transfer restrictions imposed by such laws. Investors have no right to require registration under any agreement with the Company, the Securities Act or qualification under the securities laws. In addition, any sale, transfer, encumbrance or other disposition of Securities must be consistent with applicable "Blue Sky" or similar state securities laws. Further, no public or other market for the Securities being offered for sale by the Company exists, nor is such market likely to develop. Because of the requirement that a transfer of Securities be made pursuant to registration or qualification, or pursuant to an exemption under the Securities Act, applicable state securities laws, Investors may not be able to liquidate their investment in the event of an emergency or for any other reason. Accordingly, an Investor will need to bear the economic risk of his/her/its investment for an indefinite period. Because of the absence of a public market for the Securities, the Securities may not be readily acceptable as collateral for loans. Consequently, Investors may not be able to borrow against or liquidate their investment in the event of an emergency. Moreover, should an Investor dispose of his/her/its Securities he/she/it would realize taxable income to the extent that his/her/its pro rata share (for tax purposes) of consideration he/she/it receives upon such disposition, exceeds his/her/its tax basis. At the same time, he/she/it may not receive sufficient cash to pay such taxes.

20. No Payment Of Interest Or Principal. The Company currently intends to retain any future earnings and does not expect to make any distributions in the foreseeable future. The Securities provide for no repayment of principal or interest amounts until the Maturity Date (as defined in the Purchase Agreement). Investors who anticipate the need for distributions from their investment in the Company should not purchase the Securities offered hereby.

21. Concentration Of Control. Jennifer Eden, the Company's co-founder and CEO, and Gabriela Alves, the Company's co-founder and President, each currently own equivalent equity ownership in the Company, which collectively aggregates approximately 80% of the Company's outstanding equity. The co-founders are currently the Company's sole members of its Board of Directors, and therefore have significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors' ability to influence Company matters.

22. Dependence On Key Personnel. The Company is dependent upon the continued services of its co-founders, Jennifer Eden and Gabriela Alves as well as reliance on the ability to attract other key personnel. The inability to attract, or loss of, key personnel could have a material, adverse affect on the Company. The Company believes that its future success will depend significantly upon its ability to attract, motivate and retain additional highly skilled managerial, operational, technical, professional, and sales and marketing personnel, all of which places significant demand on the Company's resources. Competition for such personnel may be intense and there can be no assurances that we will be successful in attracting, assimilating and retaining the personnel required to expand its operations.

23. Protection of Intellectual Property Rights. The Company possesses intellectual property rights that are important to its business. These intellectual property rights include product design, trademarks, copyrights, business processes and other trade secrets which are important to our business and relate to our products, their packaging and the processes for their production. If competitors or third-parties infringe on these rights, the Company may have to incur significant expense in protecting the Company's intellectual property rights through a combination of trademark, copyright, and trade secret laws, third-party assignment and nondisclosure agreements and monitoring of third-party misuses of our intellectual property. The Company is currently pursuing full patent and copyright protection. If the Company fails to obtain or adequately protect our product design, trademarks, copyrights, patents, business processes and other trade secrets, or if there is a change in law that limits or removes the current legal protections of our intellectual property, the value of our products and brand(s) could be reduced and there could be an adverse impact on our business, financial condition and in the case of an emerging company, force the Company to cease operations. See also Section 14 "Changes in the Legal and Regulatory Environment".

24. Recent Global Economic Crisis. The effects of the recent global economic crisis may impact the Company's business, operating results, or financial condition. The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition in a number of ways. The economic crisis has also caused a decrease in access to capital markets and may negatively impact the Company's ability to obtain future financing on favorable terms, if at all.

25. Risks Related to Status of Labor Force. The Company does not have any employees. All personnel providing services to the Company are independent contractors. In the event that the Internal Revenue Service, California Department of Labor, the California Franchise Tax Board or any other government agency reclassifies our service providers as employees rather than independent contractors, the Company will become subject to fines, penalties, and back taxes, and these sums may be material and adverse to the Company. In addition, individual service providers could bring private claims against the Company asserting that their labor status was incorrectly characterized by the Company. If any such event occurs, we could become subject to substantial monetary losses which could have a material adverse effect on our financial condition.

26. Legal Risks Related to Labor Force During Expansive Growth. The Company is operating in a dynamic growth business and environment, and frequently has discussions with new persons desiring to become advisors, consultants and/or employees of the Company. The Company routinely engages in discussions regarding possible involvement of such persons in the Company, including whether such persons may become executives of the Company. These persons may assert claims against the Company based upon negotiations and proposed arrangements even if the Company has never reached or entered into a definitive written agreement with them. Companies that experience rapid growth often face claims of oral agreements and allegations of promises. Because the Company has experienced and anticipates continuing to experience rapid growth and may experience value accretion, the Company going forward may face similar challenges and disputes with persons alleging that the Company entered into arrangements with them. In the event a dispute arises, the Company may be required to expend resources on resolving the dispute which could have a material adverse effect on the Company's financial condition. In addition, because the Company does not have a history of profitable operations, its business, operations and prospects are subject to considerable uncertainty. At times we may not be able to offer key personnel the compensation they could secure in a more stable business. Such uncertainty may have a material negative effect on our ability to attract and retain key personnel and executives.

27. Tax Matters. As a start-up, the Company does not have the resources to engage in retaining a valuation firm to conduct valuations for purposes of Section 409A of the Internal Revenue Codes, and as such, the Company's determination of value of equity securities to service providers may differ from future hindsight perspective of regulatory authorities. The Company's business operations may be subject to duties or taxes that are not based on income, sometimes referred to as "indirect taxes," including import duties, excise taxes, sales or value-added taxes, property taxes and payroll taxes, including indirect taxes imposed by state and local governments. Increases in or the imposition of new indirect taxes on our business operations would increase the cost of our operations or, to the extent levied directly on consumers, make the packaged food products offered more expensive, which may negatively impact the ability of the Company to grow its customer base or retain active customers.

28. Engagement of Broker-Dealer & Use of Crowdfunding Sites. The Company has engaged a registered broker-dealer to assist as a non-exclusive private placement agent in the sale of the Company's Notes, in which case the Company reserves the right to pay the broker-dealer a commission based on the investment amounts with which it assists or is the direct result of its engagement. The Company will rely on representations made by the broker-dealer in regard to its current status as a registered broker-dealer, membership with FINRA/SPIC, and compliance with all applicable rules, regulations, and registration and licensing requirements. Further, to the extent the broker-dealer utilizes certain crowdfunding platforms, the Company, subject to reasonable diligence, will rely on the broker-dealer's representations that the broker-dealer's activities and the platform comply with the requirements of Regulation D, Rule 506(b). In the case that the broker-dealer is not properly registered or its activities and representations violate any law or regulation, including Regulation D, Rule 506(b), the Company may face potential civil, criminal, or regulatory liability.

29. The founders have management positions in SALT Group but are not involved in day to day operations. Their only time obligation is a standing monthly meeting.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Tampon Tribe is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Gabriella Alves

Test Analyst na SPLab - Software Practices Laboratory - UFCG

Campina Grande, Paraíba, Brazil | Information Technology and Services

Current	SPLab - Software Practices Laboratory - UFCG
Previous	DATAPREV
Education	Universidade Federal da Paraíba

Send Gabriella InMail

124 connections

https://br.linkedin.com/in/gabriella-alves-533417a1/en

Background

Experience

Test Analyst
SPLab - Software Practices Laboratory - UFCG
January 2015 – Present (1 year 10 months) | Campina Grande Area, Brazil

Estagiária
DATAPREV
December 2012 – December 2013 (1 year 1 month) | João Pessoa Area, Brazil

Education

Universidade Federal da Paraíba
2009 – 2014

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Jennifer Eden

Founder at Tampon Tribe

Santa Monica, California | Marketing and Advertising

Current	Tampon Tribe, SALT Group
Previous	TECHROMIX, Mirror Media Group, ZAP Urban Eatery (formerly Zest)
Education	Charles Sturt University

Send Jennifer InMail

500+
connections

https://www.linkedin.com/in/jeeden

Contact Info

Background

Summary

I am one of the founders of Tampon Tribe and partner at SALT Group, an internationally-acclaimed and awarded Beijing and US-based firm. From initiating and implementing branding strategy, marketing campaigns and regional positioning, my role is expansive. I continue to utilize 25 years of media experience to gain maximum community, regional and international exposure.
Prior to my move into marketing I worked extensively as a journalist and broadcaster.



My Copy Work



My Resume

Experience

Co Founder
Tampon Tribe
September 2015 – Present (1 year 2 months) | Greater Los Angeles Area



Changing the world one tampon at a time.
We live, eat, sleep, breathe, organic, sustainable, compostable, life-changing products.
www.tampontribe.com



Join the Tribe

Marketing Director
SALT Group
September 2015 – Present (1 year 2 months) | Los Angeles and Beijing



TAMPON TRIBE


盐SALT
CONTEMPORARY CUISINE
urban eatery
都市吧

SALT and ZAP



Jennifer Eden Resume


FACTORY
fresh

FACTORY FRESH

SALT Group Beijing

PR & Marketing Director
TECHROMIX
May 2015 – July 2015 (3 months) | Santa Monica, California

Managing Editor
Mirror Media Group
September 2014 – May 2015 (9 months) | Santa Monica

Owner
ZAP Urban Eatery (formerly Zest)
December 2010 – January 2014 (3 years 2 months) | Sanlitun

Voice over
BTV
2005 – January 2014 (9 years)

Senior Editor
Global Times
October 2007 – December 2010 (3 years 3 months)

1 recommendation

Robert R.
none

Jennifer was the MC at the Second Annual Women in Business Leadership Awards in May of this year. The event consisted of awarding six leadership awards from various categories of senior level women leaders, all in Beijing. During the course of... View↓

Skills

Top Skills

- 62 Journalism
- 36 Public Relations
- 35 Marketing
- 34 Media Relations
- 30 Editing
- 24 Corporate Communications
- 17 Marketing Strategy
- 15 Blogging
- 15 New Media
- 14 Social Media

Jennifer also knows about...

- 14 Copywriting
- 12 Editorial
- 7 Television
- 6 News Writing
- 6 Broadcast
- 6 Marketing Communications
- 6 Management
- 5 Storytelling
- 5 Copy Editing
- 5 Chinese
- 5 Publishing
- 5 Magazines
- 5 Event Management
- 4 Mandarin
- 4 Social Media Marketing

See 25+ ›

Education

Charles Sturt University

BA Communications - Broadcast Journalism, Economics, Politics, Sociology

James Ruse

Additional Info

- **Advice for Contacting Jennifer**

You can contact me in the US on +1.310.592.3193.
jennifereden@hotmail.com

Languages

Chinese

Limited working proficiency

Volunteer Experience & Causes

Causes Jennifer cares about:

- Animal Welfare
- Children
- Civil Rights and Social Action
- Environment
- Health
- Human Rights
- Poverty Alleviation

Recommendations

Received (1)

Senior Editor

Global Times

Robert R.
none

"Jennifer was the MC at the Second Annual Women in Business Leadership Awards in May of this year. The event consisted of awarding six leadership awards from various categories of senior level women leaders, all in Beijing.

During the course of the awards, there were more than 20 women coming and going with Jenn's responsibility to ensure that this movement flowed well,... **more**

June 30, 2010, Robert was with another company when working with Jennifer at Global Times

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